UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 December 15, 2011 (December 14, 2011)

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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement
Item 1.02        Termination of a Material Definitive Agreement
Item 2.03        Creation of a Direct Financial Obligation of a Registrant

On December 14, 2011, the Registrant entered into an agreement, attached hereto as Exhibit 99, establishing a 5-year, $750 million, unsecured revolving credit facility (the “Agreement”) under which the Registrant can borrow for general corporate purposes.  The other parties to the Agreement are JPMorgan Chase Bank, N.A., as Administrative Agent and as a Lender; Bank of America, N.A., Citibank, N.A., and Wells Fargo Bank, N.A., each as a Syndication Agent and as a Lender; Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., each as a Documentation Agent and as a Lender; and Fifth Third Bank, PNC Bank, National Association, Sumitomo Mitsui Banking Corporation, The Northern Trust Company, and U.S. Bank National Association, as Lenders that are signatories to the Agreement, as well as other parties that may become Lenders from time to time under the Agreement’s provisions.

Interest rates under the facility vary based on the type of loan made and range from the Prime Rate of JPMorgan Chase Bank to incremental increases over LIBOR, with such increases based in some cases on the rating of the Registrant’s unsecured long-term debt.  The Agreement also has typical financial covenants, including covenants pertaining to the Registrant’s consolidated total capital and related borrowing ratios, as well as limitations on other debt that may be incurred by the Registrant’s subsidiaries, all as more fully described in the attached Exhibit.

With respect to the other parties to the Agreement, the Registrant has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

No direct financial obligations of the Registrant have arisen under the Agreement as of the date hereof.

The Agreement replaces the Registrant’s existing $1 billion credit facility under an agreement dated as of June 26, 2007 (the “Prior Agreement”), that was terminated by the Registrant on December 14, 2011, in advance of its stated termination date and without any early termination penalties being incurred by the Registrant.  The other parties to the Prior Agreement as of June 26, 2007, were JPMorgan Chase Bank, N.A., as Administrative Agent and as a Lender; Citibank, N.A., as Syndication Agent and as a Lender; Barclays Bank PLC, Deutsche Bank AG New York Branch, SunTrust Bank, and Wachovia Bank, National Association, each as a Documentation Agent and as a Lender; and Bank of Tokyo-Mitsubishi UFJ Trust Company, Merrill Lynch Bank USA, William Street Commitment Corporation, Bank of America, N.A., Bayerische Landesbank, Fifth Third Bank, PNC Bank, National Association, Societe Generale, Sumitomo Mitsui Banking Corporation, The Bank of New York, The Northern Trust Company, U.S. Bank, N.A., and UBS Loan Finance LLC as Lenders.

Apart from the size of the facility, the terms of the Prior Agreement are substantially and in all material respects similar to the terms of the Agreement.

With respect to the other parties to the Prior Agreement, the Registrant has customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99	Credit Agreement dated as of December 14, 2011, establishing a 5-year, $750 million, unsecured revolving credit facility of the Registrant

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Howard D. McFadden
Name:	Howard D. McFadden
Title:	Corporate Secretary
Date:  December 15, 2011

EXHIBIT INDEX
Exhibit Number	Description
99	Credit Agreement dated as of December 14, 2011, establishing a 5-year, $750 million, unsecured revolving credit facility of the Registrant